                                                                    Exhibit 99.2

                             Active Software, Inc.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Active Software, Inc. (Active Software) of all outstanding shares of Alier, Inc. (Alier) in a transaction accounted for as a purchase.

     The pro forma condensed combined statements of operations of Active Software, Inc. for the year ended December 31, 1999 assume that the acquisition of Alier, Inc. took place as of the beginning of the period presented. The statements combine Active Software and Alier's statements of operations for the year ended December 31, 1999.

     The pro forma condensed combined balance sheet as of December 31, 1999 combines Active Software's December 31, 1999 balance sheet with Alier's December 31, 1999 balance sheet as if the acquisition had been consummated on that date.

     The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based on the information available at the date of this filing and are subject to change based on completion of the final purchase price allocation, including completion of third-party appraisals.

     Active Software's condensed financial information included in these pro forma financial statements is derived from its December 31, 1999 audited financial statements included in its Form 10K for the period ended December 31, 1999 filed on March 30, 2000. Alier's condensed financial information included in these pro forma financial statements is derived from its December 31, 1999 audited financial statements included elsewhere in this filing.

             PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1999
                                (IN THOUSANDS)

                                                                          Active                       Pro Forma           Pro Forma
                                                                         Software        Alier        Adjustments           Combined
ASSETS
    Current Assets:
         Cash and cash equivalents                                       $ 17,299       $   108           $(2,000) (B)    $ 15,407
         Short-term investments                                            19,906             -                 -           19,906
         Accounts receivable, net                                           9,486           135                 -            9,621
         Prepaid expenses and other current assets                            953            37                 -              990
                                                                         --------       -------           -------          -------
                         Total current assets                              47,644           280            (2,000)          45,924

         Property and equipment, net                                        1,951            32                 -            1,983
         Convertible subordinated promissory note receivable                2,000             -                 -            2,000
         Goodwill and purchased intangibles                                     -             -            44,575  (A)      44,575
         Other assets                                                         227             -                 -              227
                                                                         --------       -------           -------          -------
                         Total assets                                    $ 51,822       $   312           $42,575         $ 94,709
                                                                         ========       =======           =======         ========


 LIABILITIES AND STOCKHOLDER' EQUITY
    Current Liabilities:
         Line of credit                                                  $      -       $   258           $     -         $    258
         Accounts payable                                                   1,424           146                 -            1,570
         Deferred revenues                                                  4,006           132                 -            4,138
         Other accrued liabilities                                          5,056           313               316  (B)       5,685
         Lease obligation - current                                             -            11                 -               11
         Notes payable - shareholders                                           -            53                 -               53
         Current portion of notes payable                                     109           100                 -              209
                                                                         --------       -------           -------          -------
                         Total current liabilities                         10,595         1,013               316           11,924


         Notes payable, net of current portion                                  -           275                 -              275
         Notes payable - shareholders                                           -            46                 -               46
         Lease obligation                                                       -            14                 -               14
    Stockholders' equity
         Common stock                                                      71,900         7,550            (7,550) (B)     115,860
                                                                                                           43,960  (B)
         Deferred stock compensation                                       (3,530)       (5,511)            5,511  (B)      (3,530)
         Notes receivable from stockholders                                    (2)            -                 -               (2)
         Accumulated other comprehensive loss                                 (32)            3                (3) (B)         (32)
         Accumulated deficit                                              (27,109)       (3,078)            3,078  (B)     (29,846)
                                                                                                           (2,737) (B)
                                                                         --------       -------           -------          -------
                         Total stockholders' equity                        41,227        (1,036)           42,259           82,450
                                                                         --------       -------           -------          -------
                         Total liabilities and stockholders' equity      $ 51,822       $   312           $42,575         $ 94,709
                                                                         ========       =======           =======          =======

See accompanying notes to unaudited pro forma condensed combined financial statements

        PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                         Active                               Pro Forma              Pro Forma
                                                        Software               Alier         Adjustments              Combined
Revenues:
 License                                             $   20,491             $     421        $        -             $   20,912
  Service                                                 6,952                 1,187                 -                  8,139
                                                   -------------         -------------     -------------          -------------
   Total revenues                                        27,443                 1,608                 -                 29,051

Costs of revenues:
 License                                                  1,376                   196                 -                  1,572
 Service                                                  6,409                 1,049                 -                  7,458
                                                   -------------         -------------     -------------          -------------
  Total cost of revenues                                  7,785                 1,245                 -                  9,030
                                                   -------------         -------------     -------------          -------------
Gross profit                                             19,658                   363                 -                 20,021

Operating expenses:
 Research and development                                 6,780                   174                                    6,954
 Sales and marketing                                     18,821                   540                                   19,361
 General and administrative                               3,076                   794                                    3,870
 Amortization of deferred stock compensation              1,170                 1,911                                    3,081
 Amortization of goodwill and intangibles                     -                     -            15,449 (C)             15,449
                                                   -------------         -------------     -------------          -------------
  Total operating expenses                               29,847                 3,419            15,449                 48,715
                                                   -------------         -------------     -------------          -------------
Loss from operations                                    (10,189)               (3,056)          (15,449)               (28,694)
Other income (expense):
 Interest income                                            960                     2                                      962
 Interest and other expense, net                           (138)                  (85)                                    (223)
                                                   -------------         -------------     -------------          -------------
  Total other income (expense), net                         822                   (83)                -                    739
                                                   -------------         -------------     -------------          -------------
Loss before income taxes                                 (9,367)               (3,139)          (15,449)               (27,955)

Income tax provision                                          -                    21                 -                     21
                                                   -------------         -------------     -------------          -------------
Net loss                                             $   (9,367)            $  (3,160)       $  (15,449)            $  (27,976)
                                                   =============         =============     =============          =============
Basic and diluted net loss per share                 $    (0.79)                                                    $    (2.29)
                                                   =============                                                  =============
Shares used in computing basic and diluted
  net loss per share                                     11,851                                                          12,242
                                                   =============                                                  ==============

                       See accompanying notes to unaudited pro forma condensed combined financial statements

                             Active Software, Inc.
                        NOTES TO THE UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION



     The total purchase price of Alier reflects a cash payment of $2.0 million and the issuance of 390,875 shares of Active Software's common stock and the assumption of options to purchase 158,277 shares of Active Software's common stock. The total purchase price was determined as follows (in thousands):


Value of Active Software common stock and options      $43,960
Cash payment                                             2,000
Other direct acquisition expenses                          316
                                                       -------
                                                       $46,276
                                                       =======

     The total purchase price of the Alier acquisition will be allocated to acquired assets based on estimates of their fair values. The purchase price of approximately $46.3 million will be assigned to the assets acquired as follows (in thousands):


Tangible net liabilities assumed                  $(1,036)
Acquired in-process research and development        2,737
Trained and assembled workforce                       565
License Agreements                                    812
Non-compete agreements                              1,281
Goodwill                                           41,917
                                                  -------
                                                  $46,276
                                                  =======

     We expect to allocate approximately $2.7 million of the purchase price to Alier's in-process research and development, which will be expensed upon consummation of the merger as it has not reached technological feasibility and, in the opinion of management, has no alternative future use. The estimated amount is subject to adjustment based upon completion of third-party appraisals. This amount has not been reflected in the accompanying pro forma statements of operations as it is a nonrecurring charge, but has been reflected as an adjustment to accumulated deficit in the accompanying pro forma balance sheet.

     The adjustments to the pro forma combined condensed balance sheet as of December 31, 1999 are as follows:

(A) To reflect allocation of purchase price to goodwill and other intangible assets of approximately $44.6 million identified in the purchase price allocation resulting from the acquisition of Alier.
(B) To reflect the purchase price paid as follows: issuance of our common stock and options valued at approximately $44.0 million, a cash payment of $2.0 million and acquisition-related expenses of approximately $316,000 and eliminate Alier's stockholders' equity offset by acquired in-process research and development of $2.7 million.

     The adjustments to the pro forma condensed combined statements of operations for the year ended December 31, 1999 assume the acquisition occurred as of January 1, 1999 and are as follows:

(C) To reflect the amortization of estimated goodwill and other intangibles resulting from the acquisition. The intangible assets will be amortized ratably over an estimated useful life by type as follows:

          Trained and assembled workforce                  3 years
          License agreements                               1 year
          Non-compete agreements                           2 years
          Goodwill                                         3 years